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Exhibit 23.3

INDEPENDENT AUDITORS' REPORT

Shareholders and Board of Directors
Esterline Technologies Corporation
Bellevue, Washington

    We have audited the consolidated balance sheet of Esterline Technologies Corporation and subsidiaries (the Company) as of October 31, 1999, and the related consolidated statements of operations, shareholder's equity and comprehensive income, and cash flows for each of the two years in the period ended October 31, 1999. Our audits also included the consolidated financial statement schedules of the Company for each of the two years in the period ended October 31, 1999, listed in Item 14(a). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on these financial statements and financial statement schedules based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the 1999 and 1998 financial statements referred to above present fairly, in all material respects, the consolidated financial position of Esterline Technologies Corporation and subsidiaries at October 31, 1999, and the consolidated results of their operations and their cash flows for each of the two years in the period ended October 31, 1999, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Seattle, Washington
December 9, 1999

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INDEPENDENT AUDITORS' REPORT